UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  February 20, 2003

RESTORAGEN, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-30493	47-0727668
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5701 South 34th Street, Suite 203
Lincoln, Nebraska		68516
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  402-434-0780

Items 1, 2, 4, 5, 6, 8, and 9 are not included.

Item 3.  Bankruptcy or Receivership.

On December 17, 2002, Restoragen, Inc. (the “Company”) filed a voluntary petition for reorganization under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Nebraska (Case No. 02-83998).  The Company is operating its business as a debtor-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code.

On February 20, 2003, the Company filed with the Bankruptcy Court its Monthly Operating Reports for the month of January 2003, copies of which are attached hereto as Exhibit 99.1 and incorporated herein by reference.

The Monthly Operating Reports contain financial statements and other financial information that have not been audited or reviewed by independent accountants and may be subject to future reconciliation and adjustments.  The Monthly Operating Reports are in a format prescribed by applicable bankruptcy laws.  There can be no assurance that, from the perspective of an investor or potential investor in the Company’s securities, the Monthly Operating Reports are complete.  The Monthly Operating Reports also contain information for periods different from those required in the Company’s reports pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  This information might not be indicative of the Company’s financial condition or operating results for the period that would be reflected in the Company’s financial statements or in its reports pursuant to the Exchange Act.  Results set forth in any Monthly Operating Report should not be viewed as indicative of future results.

Item 7.	Financial Statements and Exhibits.

	(a)	Financial Statements: Not Applicable.

	(b)	Pro Forma Financial Information: Not Applicable.

	(c)	Exhibits:

	99.1	January 2003 Monthly Operating Reports of Restoragen, Inc., filed on February 20, 2003 with the Bankruptcy Court.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RESTORAGEN, INC.

	By	/s/ David S. Walker
David S. Walker
Senior Vice President and
Chief Financial Officer

Dated: February 27, 2003